                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549





                                  FORM 8-K/A



                                 CURRENT REPORT
     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934


                                AMENDMENT NO. 1



      Date of Report (Date of Earliest Event Reported): December 14, 1993



                               HADSON CORPORATION
             (Exact name of registrant as specified in its charter)

            Delaware                                1-9891                                   31-0679954
(State or other jurisdiction of                   (Commission                             (I.R.S. Employer
         incorporation)                          File Number)                           Identification No.)



     101 Park Ave. Suite 1400, Oklahoma City, Oklahoma           73102
      (Address of principal executive offices)                 (Zip Code)


      Registrant's telephone number, including area code:  (405) 235-9531





                                 Not Applicable
         (Former name or former address, if changed since last report)

ITEM 2. ACQUISITION OR DISPOSITION OF ASSETS

THE MERGER

         On December 14, 1993, Adobe Gas Pipeline Company ("AGPC") was merged (the "Merger") with and into Hadson Corporation (the "Company") pursuant to an Agreement of Merger dated as of July 28, 1993, as amended (the "Merger Agreement"), among the Company, Santa Fe Energy Resources, Inc. ("Santa Fe") and AGPC. Prior to the Merger, AGPC was an indirect-wholly owned subsidiary of Santa Fe engaged, through its wholly-owned subsidiaries, in the gathering, processing, transmission and marketing of natural gas, with interests in 10 natural gas pipeline systems located in Texas, New Mexico, Oklahoma and Montana (of which six were operated by AGPC) and three natural gas processing plants (collectively, and including the various contracts associated with such facilities, the "AGPC Assets").

         Prior to the Merger, AGPC entered into a gas contract with Santa Fe and Santa Fe Energy Operating Partners, L.P. ("SFEOP") (the "Gas Contract").
As a result of the Merger, the Company succeeded to the rights and obligations of AGPC under the Gas Contract. Following the Merger, with the consent of Santa Fe and SFEOP, the Company assigned such contract to Hadson Gas Systems, Inc., a wholly-owned subsidiary of the Company through which the majority of the Company's natural gas marketing operations are conducted. The Gas Contract has a term of approximately seven years and provides for the purchase by the Company of essentially all of Santa Fe's and SFEOP's existing domestic natural gas production as well as natural gas production that either Santa Fe or SFEOP has the right to market. In addition, the Company has the right to purchase new production from certain development properties of Santa Fe and SFEOP. The price to be paid by the Company for purchases of natural gas under the Gas Contract will fluctuate from month to month based on generally recognized published price indices. Under other provisions of the Gas Contract, the Company will be responsible for analyzing and recommending to Santa Fe and SFEOP alternatives for the gathering, processing and marketing of natural gas production from exploratory drilling activities of Santa Fe and SFEOP in the United States. Accordingly, while production from such exploratory drilling activities will not be dedicated to the Company under the Gas Contract, the Company expects to have the opportunity to market significant amounts of any such new production. In addition, the Company expects to have the opportunity to acquire or construct and operate additional natural gas gathering and processing facilities as a result of this relationship.


         The term of the Gas Contract will run from the effective date of the contract (i.e., no later than the effective time of the Merger (the "Effective Time")) until March 31, 2001. However, either the Company or Santa Fe and SFEOP will have the right to terminate the contract upon a material breach of the contract or the occurrence of certain governmental actions. In addition, Santa Fe and SFEOP will have the right to terminate the contract upon the occurrence of certain other events, including (i) the failure of the Company to purchase specified percentages of available production from Santa Fe and SFEOP (other than as a result of force majeure), including the failure to purchase at least 90% of available gas in any period of six consecutive months, and (ii) the occurrence of an event of default under any debt or credit agreement of the Company for borrowed money if such event results in the acceleration of any obligation in excess of $10 million.


         The Company will be required to release production dedicated under the Gas Contract under certain circumstances, including (i) if Santa Fe or SFEOP reasonably believe such production should be released to avoid any penalties and costs that would otherwise be incurred by Santa Fe or SFEOP related to production attributable to third parties, (ii) upon the sale or exchange of wells by Santa Fe or SFEOP, as the case may be, if the average consideration to be received by Santa Fe or SFEOP attributable to its interests in such wells is less than $250,000 per well and (iii) if pipeline transportation imbalance penalties incurred by Santa Fe or SFEOP as a result of sales under the Gas Contract for gas produced from non-operated wells become excessive in the reasonable opinion of Santa Fe and SFEOP. Santa Fe and SFEOP may also have gas released from the Gas Contract if the Company's financial condition changes materially and adversely and the Company does not provide financial assurances (such as letters of credit) acceptable to Santa Fe and SFEOP for the value of such gas. In addition, Santa Fe and SFEOP will retain the right to limit, curtail or shut-in dedicated production for any reason (including inadequate price or unacceptable market conditions), subject to certain notice requirements and certain other parameters.

         In addition to effecting the acquisition by the Company of AGPC, the Merger also effected a restructuring of the Company's current debt and equity capitalization. Pursuant to the Merger Agreement:


                              THE FOLLOWING SECURITIES:                                 HAS/HAVE BEEN CONVERTED INTO:
                              ------------------------                                  ----------------------------
                 All of the outstanding common stock of AGPC (which          2,080,000 shares of the Company's new Senior
                 was held by Santa Fe)                                       Cumulative Preferred Stock, Series A, par value
                                                                             $.01 per share ("Senior Preferred Stock") having
                                                                             an aggregate liquidation preference of $52
                                                                             million; and

                                                                             10,395,665 shares of common stock, par value $.01
                                                                             per share ("Common Stock") (such number equaling
                                                                             40% of the total number of shares of Common Stock
                                                                             outstanding immediately after the Effective
                                                                             Time, treating as outstanding (i) the 4,983,180
                                                                             shares of Common Stock issued and deposited by the
                                                                             Company to the "H/P Trust" described below and
                                                                             (ii) a number of unissued shares of Common Stock
                                                                             equal to the product of (A) 4,500,000 minus the
                                                                             number of shares of the common stock, par value
                                                                             $.01 per share, of the Company as constituted
                                                                             prior to the Effective Time ("Old Common Stock")
                                                                             that were issued prior to the Effective Time on
                                                                             exercise of stock options granted under the
                                                                             Company's 1992 Equity Incentive Plan (the "Equity
                                                                             Incentive Plan"), multiplied by (B) .06667).

                 Each share of the Company's 8% Junior Cumulative            (i) 1.50733 shares of Common Stock and (ii)
                 Convertible Preferred Stock, Series B, par value            1.09667 shares of Junior Exercisable
                 $.01 per share ("Old Junior Preferred Stock"),              Automatically Convertible Preferred Stock, Series
                 outstanding immediately prior to the Effective              B, par value $.01 per share, of the Company
                 Time                                                        ("Junior Preferred Stock").

                 Each share of Old Common Stock outstanding                  (i) .06667 (approximately 1/15th) of a share of
                 immediately prior to the Effective Time                     Common Stock and approximately .01667 of a share
                                                                             of Junior Preferred Stock.

                 All of the outstanding shares of the Company's              The right to receive 97.27% of the "P Interest" in
                 Class B Common Stock, par value $.01 per share              the H/P Trust, which interest (in its entirety)
                 ("Class B Common Stock"), outstanding immediately           initially represents a beneficial trust interest
                 prior to the Effective Time, all of which were              in the Trust Shares and could ultimately result in
                 held by The Prudential Insurance Company of                 the payment to Prudential of an amount equal to
                 America and certain of its affiliates                       the amount of all proceeds payable upon the
                 (collectively, "Prudential")                                exercise of the shares of Junior Preferred Stock
                                                                             to be issued

                                THE FOLLOWING SECURITIES:                                HAS/HAVE BEEN CONVERTED INTO:
                                ------------------------                                 ----------------------------
                                                                             in the Merger (which could total as much as
                                                                             approximately $16.1 million), as described below.

                 Each share of the Company's Class C Common Stock,           .06667 (approximately 1/15th) of a share of Common
                 par value $.01 per share ("Class C Common Stock"),          Stock (756,104 shares in the aggregate).
                 outstanding immediately prior to the Effective
                 time, all of which were held by Prudential

                 All of the shares of the Company's 7% Senior                (i) an aggregate of 553,658 shares of Common
                 Cumulative Preferred Stock, Series A, par value             Stock, (ii) the right to receive the remaining
                 $.01 per share ("Old Senior Preferred Stock"),              2.73% of the P Interest in the H/P Trust and (iii)
                 outstanding immediately prior to the Effective              the right to receive $33 million aggregate
                 Time, which have an aggregate liquidation                   principal amount of 8% Senior Secured Notes Due
                 preference of $49.5 million and were held by                2003 of the Company ("Senior Secured Notes").
                 Prudential



The reverse split of the Old Common Stock that was effected pursuant to the Merger upon the conversion of each share of the Old Common Stock into approximately 1/15th of a share of Common Stock is referred to herein as the "Reverse Split Stock."


THE PRUDENTIAL DEBT RESTRUCTURING


         The Senior Secured Notes that Prudential received upon conversion of the Old Senior Preferred Stock in the Merger were issued pursuant to a securities purchase agreement entered into by the Company and Prudential governing the Senior Secured Notes (the "Securities Purchase Agreement"). Pursuant to the Securities Purchase Agreement, and concurrently with the consummation of the Merger, the Company also issued an additional $23.4 million ($2.5 million of which was prepaid on the same date) of Senior Secured Notes in exchange for the $23.4 million of 6.20% Senior Secured Notes Due 2000 of the Company (the "Old Senior Secured Notes") currently held by Prudential (the " Prudential Debt Restructuring"). The Merger, the issuance of the Trust Shares to the H/P Trust and the Prudential Debt Restructuring are collectively referred to herein as the " Transactions" and the date of consummation of the Transactions, December 14, 1993, referred to herein as the "Closing Date."


EFFECT OF THE MERGER ON OWNERSHIP OF THE COMPANY

         The following table sets forth information regarding beneficial ownership of the Common Stock immediately prior to the Transactions and as adjusted to give effect to the Transactions. This table has been prepared for illustrative purposes only, based on the assumptions described below.

                                                    PRE-MERGER                          POST-MERGER(1)
                                       ------------------------------------ ----------------------------------
                                                                                                     FULL
                                         NO DILUTION     FULL DILUTION(2)    NO DILUTION(3)       DILUTION(4)
                                       --------------- ------------------   ---------------       -----------

Holders of Common Stock (other
    than Prudential)(5)                      36.7%                22.2%            12.6%             15.5%

Prudential:
    Old Common Stock                           .2                   .1             24.6(6)            5.1
    Class B Common Stock                     54.6                 33.0              0.0               0.0
    Class C Common Stock                      8.5                  5.2              0.0               0.0
                                           ------               ------           ------            ------
                                            63 .3                 38.3             24.6               5.1

Stock option holders                          0.0                  2.0              0.0               2.4

Holders of Old Junior Preferred
    Stock (5)                                 0.0                 37.5             22.3              37.5

Santa Fe                                      0.0                  0.0             40.5              39.5
                                           ------               ------           ------             -----
                                            100.0%               100.0%           100.0%            100.0%
                                           ======               ======           ======            ======




(1) Reflects the conversion, pursuant to the Merger, of each outstanding share of Old Common Stock into .06667 (approximately 1/15th) of a share of Common Stock; the conversion, pursuant to the Merger, of each outstanding share of Old Junior Preferred Stock into 1.50733 shares of Common Stock; the issuance, pursuant to the Merger, of 10,395,665 shares of Common Stock to Santa Fe (which number is equal to 40% of the sum of (i) the number of shares of Common Stock outstanding immediately following the Merger (treating as outstanding for such purpose (i) the Trust Shares to be issued by the Company to the H/P Trust immediately after the Effective Time and
    (ii) a number of unissued shares of Common Stock equal to the product of
    (A) 4,500,000 minus the number of shares of Old Common Stock that have been issued prior to the Effective Time on exercise of stock options granted under the Equity Incentive Plan multiplied by (B) .06667) based on the number of shares of Common Stock and Old Junior Preferred Stock outstanding immediately prior to the Effective Time; the issuance immediately after the Merger to the H/P Trust of the 4,983,180 Trust Shares; the conversion, pursuant to the Merger, of each outstanding share of Class C Common Stock into .06667 (approximately 1/15th) of a share of Common Stock; and the conversion, pursuant to the Merger, of all outstanding shares of Old Senior Preferred Stock into an aggregate 553,658 shares of Common Stock.
(2) Reflects the conversion of all then outstanding shares of Old Junior Preferred Stock into Old Common Stock at the conversion rate of 21.74 shares of Old Common Stock for each share of Old Junior Preferred Stock. Also reflects the issuance of 4,500,000 shares of Old Common Stock upon exercise of stock options that might have been granted under the Equity Incentive Plan, which is the maximum number of shares that might have been issued pursuant to such plan.
(3) Assumes (i) no exercise of stock options and (ii) no exercise of shares of Junior Preferred Stock.
(4) Reflects (i) the exercise by the holders of all shares of Junior Preferred Stock issued pursuant to the Merger of the right to purchase, upon surrender of such share and payment of the exercise price, one share of Common Stock for each share of Junior Preferred Stock (an aggregate of 4,983,180 shares of Common Stock) and (ii) the deposit by the Company to the H/P Trust of all proceeds of such exercises and the consequent ultimate distribution to the Company of all of the Trust Shares in accordance with the terms of the H/P Trust. Also assumes the issuance of 633,365 shares of Common Stock upon exercise of stock options that may be granted under the Equity Incentive Plan, which is the maximum number of shares that may be issued pursuant to such plan as amended, giving effect to the Reverse Stock Split.
(5) Based on the shares of Old Common Stock and Old Junior Preferred Stock outstanding at June 30, 1993; does not reflect conversion of shares of Old Junior Preferred Stock into Old Common Stock subsequent to that date.

(6) Reflects the issuance of (i) 553,658 shares of Common Stock upon the conversion, pursuant to the Merger, of the Old Senior Preferred Stock and
    (ii) 756,104 shares of Common Stock upon the conversion, pursuant to the Merger, of the Class C Common Stock. Also includes the 4,983,180 trust shares (the "Trust Shares") (Prudential will initially be the beneficial owner of all of the Trust Shares and, as such, will have the right to direct the voting of all of such shares until such time as Trust Shares are "classified," such classification to occur when the transfer agent for the Junior Preferred Stock deposits to the H/P Trust all proceeds of exercise of shares of Junior Preferred Stock), 20,001 shares of Common Stock that Prudential is assumed to have received upon conversion of the 300,000 shares of Old Common Stock that Prudential held prior to the Merger and 5,001 shares issuable upon the exercise of shares of Junior Preferred Stock assumed to have been received by Prudential as a result of the Merger. (As a result of the conversion of the Old Senior Preferred Stock pursuant to the Merger, Prudential also received $33 million principal amount of Senior Secured Notes).


BUSINESS PROPERTIES OF AGPC

         General. As a result of the Merger, the Company has succeeded to the business and properties of AGPC. AGPC was involved in the gathering, transmission, processing and marketing of natural gas, primarily in the Permian Basin of West Texas and Southeast New Mexico. These operations are conducted through three subsidiaries of AGPC (now subsidiaries of the Company): Adobe Gas Gathering and Processing Co., Adobe Gas Marketing Co. and Adobe Gas Co. (the "AGPC Subsidiaries"). The AGPC Subsidiaries own undivided interests in the AGPC Assets or equity interests in joint ventures or partnerships which in turn own undivided interests in the AGPC Assets (see "-- Properties" below). In addition, prior to the Merger, Santa Fe transferred to AGPC or one of the AGPC Subsidiaries an undivided interest in two gathering systems, West Caddo and Britt Ranch (see "-- Properties" below) which, as a result of the Merger, were acquired by the Company.

         Gas Gathering and Transportation. The AGPC Subsidiaries have interests in 10 gas pipeline systems, of which six are operated by the AGPC Subsidiaries. Natural gas is acquired at the well-head for resale, generally under short-term contracts at the point the gathering system connects with a major interstate pipeline. In certain circumstances, natural gas is transported for others in return for a transportation fee. In some cases, natural gas is sold directly to end-users who are physically connected to the pipeline systems under long-term contracts. During 1992, an average of 87 MMCF per day of natural gas (net to AGPC's interest) was purchased or transported through these pipeline systems.

         Gas Processing. The AGPC Subsidiaries have interests in three gas processing plants. During 1992, such plants produced an average of 47,000 gallons per day (net to AGPC's interest) of natural gas liquids ("NGLs").
These facilities are capable of processing approximately 74 MMCF per day of natural gas. One of these facilities has been essentially out of operation for the past several years. This facility is currently being refurbished and connected to the Company's Llano pipeline system and is expected to be in operation by the fourth quarter of 1993. NGLs produced by these facilities are generally transported via pipeline to common fractionation points where such liquids are sold into wholesale markets.

         Gas Marketing. The AGPC Subsidiaries have also been involved in the marketing of natural gas which is not transported through their pipeline systems, although such activities have not been significant in comparison to their gathering, transmission and processing operations. These activities have been conducted via a limited number of long-term contracts and a variety of short- term "spot" contracts. During 1992, an average of 66 MMCF per day was marketed under such arrangements.

         Competition. The AGPC Subsidiaries compete with a number of gas pipelines and processors that are active in the area of its facilities. Such competition is on the basis of service, reliability and market responsive pricing for gathering, transmission and processing services.

         Environmental Matters and Governmental Regulation. The AGPC Subsidiaries are generally subject to the same environmental and regulatory factors as is the Company. Under the Natural Gas Act, natural gas gathering facilities are exempt from jurisdiction of the Federal Energy Regulatory Commission (the "FERC"), while interstate transmission facilities are subject to FERC jurisdiction. The FERC has historically distinguished between these types of activities on a very fact-specific basis which makes it difficult to predict with certainty the status of the AGPC gathering facilities. While the FERC has not issued any order or opinion declaring AGPC's facilities as gathering rather than transmission facilities, Santa Fe has represented to the Company that it believes that these systems meet the traditional tests that the FERC has used to establish a pipeline status as a gatherer. Members of the FERC have recently expressed the intention to reassess the FERC's traditional gathering criteria in light of the implementation of Order No. 636. The Company cannot predict what, if any, changes such reassessment might cause in the traditional gathering test applied by the FERC. Further, while some states provide for the rate regulation of pipelines engaged in the intrastate transportation of natural gas, such regulation has not generally been applied against gatherers of natural gas. However, Oklahoma has recently enacted legislation that prohibits the imposition of unjustly or unlawfully discriminatory gathering rates, and permits the Oklahoma Corporation Commission to adopt corrective action to remedy complaints regarding such rates. The gathering systems included in the AGPC Assets could be adversely affected should they be subjected in the future to the application of such state or federal regulation. See "-- Properties" below.

         Certain activities involving the AGPC Subsidiaries are subject to the jurisdiction of the Railroad Commission of Texas (the "RRC"). The RRC has the authority, under the Texas Gas Utility Regulatory Act and other statutes, to regulate the rates, services and operations of gas utilities in Texas. Santa Fe has represented to the Company that it believes that the activities of the AGPC Subsidiaries subject to such regulation comply with all applicable laws and regulations of the RRC and that such laws and regulations do not affect materially the financial condition or results of operations of the AGPC Subsidiaries.

         Number of Persons Employed. AGPC had no employees. As of September 30, 1993, approximately 41 employees of Santa Fe were involved in conducting AGPC's operations. In connection with the Merger, 24 of such Santa Fe employees accepted offers of employment with the Company.

         Properties. The following table sets forth the percentage ownership interest of the AGPC Subsidiaries in the listed natural gas gathering, transmission and processing facilities. Santa Fe has represented to the Company that it is aware of certain defects in AGPC's title to certain of the AGPC Assets, but based on the information currently available to it, the Company does not believe that those defects would have a material adverse effect on the AGPC Assets taken as a whole.

                                                                                                PERCENTAGE
                                                                                                 OWNERSHIP
DESCRIPTION                                        LOCATION                                      INTEREST
- -----------                                        --------                                     ----------
PowerTex Pipeline System (approximately 74 miles   Lubbock and Hockley Counties, Texas             65.36%
of 10", 8" and 6" transmission pipelines)

Sale Ranch Gathering System and Processing         Martin, Dawson and Midland Counties,            87.25%
Plant(1) (approximately 286 miles of 2" through    Texas
10" gathering pipelines; lean oil absorption gas
processing plant)

Apple Creek Processing Plant (cryogenic gas        Glasscock County, Texas                            90%
processing plant)

 Antelope Ridge Gas Plant (cryogenic gas           Lea County, New Mexico                          76.85%
processing plant)

East Caddo Gathering System (approximately 60       Caddo and Grady Counties, Oklahoma             24.42%
miles of 8", 6" and 4" gathering pipelines)

Hillsboro Gathering System (approximately 4 miles   Grady County, Oklahoma                         11.54%
of 3" and 4" gathering pipelines)

Yucca Butte Gas System (approximately 18 miles of  Pecos County, Texas                             14.24%
6" and 4" gathering pipelines)

West Caddo Gathering System (approximately 105     Caddo, Custer and Washita Counties,                15%
miles of 10" through 4" gathering pipelines)       Oklahoma

Owens Corning Pipeline (approximately 2 miles of   Randall County, Texas                              50%
4" transmission pipeline)

Britt Ranch System (approximately 23 miles of 8"   Wheeler County, Texas                              50%
through 3" gathering pipelines)

North Dunkirk Gathering System (approximately      Tolle County, Montana                             100%
30 miles of 6" and 4" gathering pipelines)

Burleson County Pipeline System (approximately     Burleson County, Texas                            100%
10 miles of 10", 6" and 4" gathering pipelines)

Pecos County Pipeline System (approximately        Pecos County, Texas                               100%
15 miles of 6" and 4" gathering pipelines)



- ---------------
(1) Adobe Gas Gathering and Processing Co. ("Adobe Gas") has negotiated an agreement in principle with Parker & Parsley Petroleum Company ("Parker & Parsley") whereby Adobe Gas will assign to Parker & Parsley a 30% interest in the Sale Ranch Gathering System and the Sale Ranch Processing

         Plant. In return, Parker & Parsley has agreed to (i) dedicate certain natural gas production to Adobe Gas (including certain production currently being gathered and processed through the Sale Ranch facilities and certain other production which is currently being processed elsewhere), (ii) assign to Adobe Gas a gathering system in Eddy County, New Mexico (the "Loving System"), (iii) dedicate to Adobe Gas for processing all natural gas currently connected to the Loving System and (iv) make a cash payment to Adobe Gas of $2.5 million. Santa Fe and the Company have agreed in principle that if such agreement is not consummated, Santa Fe will compensate the Company by
         (i) entering into certain amendments to certain gas purchase contracts between Santa Fe and Adobe Gas which will make such contracts more advantageous to Adobe Gas and (ii) amend the Gas Contract to adjust the pricing on certain amounts of production to specified amounts which will be more advantageous to the Company.

MANAGEMENT CHANGES

         The Merger also resulted in certain amendments to the Company's Restated Certificate of Incorporation (the "Restated Certificate") and bylaws that, among other things, increased the number of directors constituting the entire Board of Directors of the Company to eight and divided the Company's Board of Directors into three classes, Class I, Class II and Class III, which classes shall be as nearly equal in number of directors as possible. The directors first elected or appointed to Class I shall serve for an initial term expiring at the annual meeting following the end of the Company's 1993 fiscal year, the directors first elected or appointed to Class II shall serve for an initial term expiring at the second annual meeting following the end of the Company's 1993 fiscal year and the directors first elected or appointed to Class III shall serve for an initial term expiring at the third annual meeting following the end of the Company's 1993 fiscal year. All of the directors of the Company immediately prior to the Merger other than Mr. J. Michael Adcock resigned effective as of the Effective Time, and six new directors were appointed to fill six of the seven vacancies created by such increase in the number of the Company's directors and the resignations of such directors. Information concerning Mr. Adcock and the new directors is set forth below.

         J. MICHAEL ADCOCK, age 44, will serve as a Class III director. Mr. Adcock was elected President and Chief Operating Officer of the Company on March 9, 1990 and was elected Chief Executive Officer on September 8, 1992.
Mr. Adcock served as the Company's General Counsel from 1983 to 1990 and as its Secretary from 1980 to 1990. He has been a director since 1981. For at least three years prior to his election in March 1990 as President and Chief Operating Officer, Mr. Adcock was a principal in the firm of Diamond, Adcock, Stuart & Timmons (now Diamond, Stuart & Timmons), which firm renders legal services to the Company. Mr. Adcock has resigned as an officer of the Company effective as of December 15, 1993.

         B.M. THOMPSON, age 61, was appointed as a Class II director on December 14, 1993. Mr. Thompson was employed in various capacities by Phillips Petroleum Company and its subsidiaries from 1954 to 1992. He served on the board of that company for four years, and recently retired as Chairman and Chief Executive Officer of GPM Gas Corporation, a subsidiary of Phillips that processes natural gas.

         JAMES L. PAYNE, age 56, was appointed as a Class II director on December 14, 1993. Mr. Payne is the Chairman of the Board and Chief Executive Officer of Santa Fe, positions he has held since June 1990, as well as President of Santa Fe, a position he has held since January 1986. From 1982 to January 1986, Mr. Payne was Senior Vice President - Exploration and Land of Santa Fe. Mr. Payne also serves as a director of Santa Fe.

         MICHAEL J. ROSINSKI, age 48, was appointed as a Class I director on December 14, 1993. Mr. Rosinski serves as Vice President and Chief Financial Officer of Santa Fe, positions he has held since September 1992. Prior to joining Santa Fe in 1992, Mr. Rosinski was employed in various capacities by Tenneco Inc. and its subsidiaries for 24 years. From 1988 until 1990, he served with Tenneco as Deputy

Project Executive for the Colombian Crude Oil Pipeline Project and from 1990 until August 1992 he was Executive Director of Investor Relations for Tenneco, Inc.

         J. FRANK HAASBEEK, age 58, was appointed as a Class I director on December 14, 1993. Mr. Haasbeek serves as President and Chief Executive Officer of International Transquip Industries, Inc. (a manufacturer of air brake systems for heavy trucks, buses and trailers), positions he has held since August 1991. From September 1990 to August 1991, Mr. Haasbeek was Senior Vice President of GrandWest & Associates (a business consulting firm); from March 1989 to October 1989 he served as President of L.J. Hooker Corporation (a retailing and property management company); and from 1984 to March 1988 he served as President and Chief Executive Officer of Hurricane Industries, Inc. (a mini-steel mill). From April 1988 to February 1989 and from November 1989 to September 1990, Mr. Haasbeek was a private business consultant.

         JAMES A. BITZER, age 30, was appointed as a Class I director on December 14, 1993. Mr. Bitzer has served since 1991 as Second Vice President of The Prudential Insurance Company of America and since January 1993 as Vice President of the Prudential Capital Group of The Prudential Insurance Company of America, which is involved in merchant banking activities on behalf of The Prudential Insurance Company of America. From 1991 to 1992, Mr. Bitzer served as Vice President of the Southwestern/Energy Group of Prudential Capital Corporation, which was also involved in such merchant banking activities. From 1987 to 1991, Mr. Bitzer held various positions with Prudential in the investment area.

         GREG G. JENKINS, age 36, was appointed as a Class II director on December 14, 1993. Mr. Jenkins became employed with the Company on October 1, 1993 and was elected as President and Chief Operating Officer of the Company on December 17, 1993. Prior thereto, he served as Corporate Manager, Special Projects for Santa Fe from March 1993 through September 1993. From July 1991 until March 1993, Mr. Jenkins was General Manager - Argentina of Santa Fe and President of Petrolera Santa Fe S.A., a wholly-owned subsidiary of Santa Fe. Mr. Jenkins joined Santa Fe as a landman in December 1982 and became a District Landman in December 1985 and Manager, Business Development in April 1989.

         The Company has instigated a search for a new Chief Executive Officer to replace Mr. Adcock in that post after the Merger. It is expected that the person chosen to serve as Chief Executive Officer of the Company following the Merger will be appointed to fill the sole remaining vacancy on the Company's Board of Directors.

         Except as noted above, all current executive officers of the Company have retained their current positions with the Company following the Merger.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS

         The following table sets forth information as of the dates indicated with respect to any person (including any "group" as that term is used in Section 13(d)(3) of the Exchange Act) who is known to management of the Company to be the beneficial owner of more than 5% of the voting securities of the Company.


                                                                        COMMON STOCK
                                                   -------------------------------------------------
                                                       NUMBER OF SHARES          PERCENT OF CLASS
                                                       ----------------          ----------------
         The Prudential Insurance                         6,317,944 (1)                24.6%
           Company of America
         Prudential Plaza
         Newark, NJ  07102-3777

         Elliott Associates, L.P.                        3,385,305 (2)                 13.2%
         110 East 59th Street
         New York, NY  10022

                                                                        COMMON STOCK
                                                   -------------------------------------------------
                                                       NUMBER OF SHARES          PERCENT OF CLASS
                                                       ----------------          ----------------
         The H/P Trust                                   4,983,180 (3)                19.4%
         c/o Liberty Bank and Trust Company
           of Oklahoma City, N.A., as Trustee
         P.O. Box 25848
         Oklahoma City, OK  73125-9969



(1) Based on Amendment No. 4 to Schedule 13G dated February 5, 1993 and filed with the Commission, the number of shares of Common Stock outstanding immediately before the Effective Time and Merger conversion ratios. Includes (i) 776,105 shares directly owned by Prudential, (ii) 553,658 shares of Common Stock issued upon the conversion, pursuant to the Merger, of the Old Senior Preferred Stock, (iii) 5,001 shares issuable upon the exercise of shares of Junior Preferred Stock assumed to have been received by Prudential as a result of the Merger and (iv) 4,983,180 shares in the H/P Trust over which Prudential has voting control and therefore may be deemed to have beneficial ownership but which number may decline from time to time in accordance with a trust agreement entered into among the Company, Prudential and Liberty Bank and Trust Company of Oklahoma City, N.A., as Trustee, in connection with the Merger Agreement (the "Trust Agreement") . See footnote (3).



(2) Based on Amendment No. 1 to Schedule 13D dated July 28, 1993 and filed with the Commission, the number of shares of Common Stock outstanding immediately before the Effective Time and Merger conversion ratios. Includes 2,269,685 shares directly owned by Elliott Associates, L.P. and 1,115,619 shares issuable upon the exercise of shares of Junior Preferred Stock assumed to have been received by Elliott Associates, L.P. as a result of the Merger.



(3) Represents 4,983,180 shares in the H/P Trust over which the H/P Trust may be deemed to have beneficial ownership, although, pursuant to the Trust Agreement, Prudential will direct the voting of the shares. See footnote
    (1).


SECURITY OWNERSHIP OF MANAGEMENT


    The following table furnishes, as of December 14, 1993, except to the extent otherwise indicated, information with respect to the beneficial ownership of the Common Stock and Junior Preferred Stock (i) by each director and each executive officer of the Company and (ii) by all directors and executive officers of the Company as a group.





                                                                                         NEW JUNIOR
                                                      COMMON STOCK                    PREFERRED STOCK
                                           ---------------------------------- -------------------------------
                                                NUMBER                             NUMBER
                                                  OF             PERCENT             OF           PERCENT
NAME AND ADDRESS OF BENEFICIAL OWNER            SHARES           OF CLASS          SHARES         OF CLASS
- ------------------------------------       ----------------- ---------------- ---------------  --------------
J. Michael Adcock                              31,523 (1)(5)        *              2,078             *
Robert P. Capps                                28,788 (2)(5)        *                530             *
C. Jeff Goodell                                29,009 (3)(5)        *                586             *
Martha A. Burger                                3,046 (4)(5)        *                 78             *
B.M. Thompson                                   6,667 (6)           *                 --             --
James L. Payne                                  6,667 (6)           *                 --             --
Michael J. Rosinski                             6,667 (6)           *                 --             --
J. Frank Haasbeek                               6,667 (6)           *                 --             --

                                                                                         NEW JUNIOR
                                                      COMMON STOCK                    PREFERRED STOCK
                                           ---------------------------------- -------------------------------
                                                NUMBER                             NUMBER
                                                  OF             PERCENT             OF           PERCENT
NAME AND ADDRESS OF BENEFICIAL OWNER            SHARES           OF CLASS          SHARES         OF CLASS
- ------------------------------------       ----------------- ---------------- ---------------  --------------
James A. Bitzer                                0                    --                --             --
Greg G. Jenkins                                0                    --                --             --
All directors and executive officers as a
group (10 persons)                             119,034              *              3,272             *



- ---------------
*   Less than 1%.

(1) Includes 406 shares held directly; 2,308 shares held by the 401(k) Plan; 333 shares beneficially owned by Mr. Adcock but not registered in his name; 26,668 shares subject to stock options granted pursuant to the Equity Incentive Plan; and 1,808 shares received upon conversion of 1,200 shares of Old Junior Preferred Stock, pursuant to the Merger, held by Mr. Adcock's wife.
(2) Includes 2,120 shares held by the 401(k) Plan and 26,668 shares subject to stock options granted pursuant to the Equity Incentive Plan.
(3) Includes 2,341 shares held by the 401(k) Plan and 26,668 shares subject to stock options granted pursuant to the Equity Incentive Plan.
(4) Includes 313 shares held by the 401(k) Plan and 2,733 shares subject to stock options granted pursuant to the Equity Incentive Plan.
(5) Information regarding the number of shares of Common Stock held for the account of such person by the 401(k) Plan is based on the number of shares held by such Plan as of June 30, 1993, which was the most current information available to the Company as of the date of this Report.
(6) Shares subject to stock options granted pursuant to the Equity Incentive
    Plan.

CERTAIN FEDERAL INCOME TAX CONSEQUENCES


         The following summary of the material federal income tax consequences to the Company resulting from the Transactions is based upon provisions of the Internal Revenue Code of 1986, as amended (the "Code"), the Treasury Regulations promulgated thereunder, and the judicial and administrative interpretations thereof, all as in effect as of the date hereof, and all of which are subject to change (possibly on a retroactive basis) or different interpretation. There can be no assurance that the Internal Revenue Service (the "Service") will not challenge one or more of the tax consequences described herein, and the Company has not obtained, nor does it intend to obtain, a ruling from the Service with respect to the federal income tax consequences of the Transactions.



         In General. The Merger should be treated as a tax-free reorganization under section 368(a)(1)(A) of the Code, and the Company's basis in the assets of AGPC acquired pursuant to the Merger should be equal to the basis of such assets in the hands of AGPC prior to the Merger. The exchange of Old Senior Secured Notes for Senior Secured Notes, the conversion of Old Senior Preferred Stock into Common Stock and the right to receive a percentage of Prudential's interest in the H/P Trust initially representing beneficial ownership of all of the Trust shares (the "P Interest") and Senior Secured Notes, the conversion of Class B Common Stock into the right to receive a percentage of the P Interest in the H/P Trust, the conversion of Class C Common Stock into Common Stock and the conversion of Old Junior Preferred Stock into Common Stock and Junior Preferred Stock should all be treated as tax-free recapitalizations to the Company and should not give rise to any taxable gain or loss to the Company. Also, the exchange of Common Stock for Old

Common Stock pursuant to the Reverse Stock Split and the issuance of shares of Junior Preferred Stock to holders of Common Stock should not give rise to taxable gain or loss to the Company.

         Limitation on Use of NOLs. On its federal income tax return for its taxable year ended December 31, 1991, the Company reported net operating losses ("NOLs") on a consolidated basis of approximately $96 million. Although the Company has not filed its federal income tax return for the calendar year ended December 31, 1992, the Company estimates that for such taxable year it incurred an additional NOL of approximately $21 million. In addition, the Company anticipates reporting adjustments which will decrease the amount of NOLs reported in its 1991 federal income tax return by approximately $12 million. These NOLs will expire between the years 1999 and 2008. If a corporation with NOLs (a "loss corporation") undergoes an "ownership change" (as defined below), the use of its NOLs is generally thereafter limited under section 382 of the Code to an annual amount (the " Section 382 Limitation") equal to the product of the long-term tax-exempt rate prescribed monthly by the Service (5.4% for ownership changes occurring during August 1993) and the value of the loss corporation's outstanding stock immediately before the ownership change (taking into account redemptions occurring in connection with the ownership change, but excluding certain capital contributions). Any portion of this Section 382 Limitation that is not used in a taxable year following the ownership change can be carried forward to subsequent taxable years until the NOLs expire.

         In general, an "ownership change" occurs if the percentage of the value of the loss corporation's stock owned by one or more direct or indirect "5-percent shareholders" has increased by more than 50 percentage points over the lowest percentage of that value owned by those 5-percent shareholders at any time during a "testing period," which is generally the shorter of the three-year period preceding the ownership change or the period since the most recent prior ownership change. Stock owned by less than 5- percent shareholders is treated in the aggregate as owned by one or more groups, each of which is treated as a 5-percent shareholder. In applying this test, certain option, entity and family attribution rules are taken into account.

         In connection with its 1992 pre-packaged bankruptcy (the "1992 Restructuring"), the Company experienced an ownership change under section 382. Two alternative elective rules apply to an ownership change that occurs pursuant to a Chapter 11 Case. Under section 382(l)(5) of the Code, the
Section 382 Limitation does not apply, provided stockholders and qualifying creditors of the loss corporation receive at least 50% of the voting power and value of the stock of the reorganized corporation in exchange for their debt or equity interests. However, because one of the prices that must be paid for this benefit is a zero Section 382 Limitation in the event of a subsequent ownership change within two years, the Company will elect not to have the special bankruptcy rule of section 382(1)(5) of the Code apply to the ownership change that occurred in connection with the 1992 Restructuring.

         By electing not to have section 382(1)(5) of the Code apply to the Company, its Section 382 Limitation resulting from the 1992 Restructuring must be determined under section 382(1)(6) of the Code by taking into account the increase in the value of the Company's stock resulting from the cancellation of debt obligations pursuant to the 1992 Restructuring. The Company has determined that this Section 382 Limitation will allow it to offset taxable income equal to approximately $4,500,000 each year.

         The Company intends to take the position that the Transactions did not cause an ownership change to occur on or before the closing of such Transactions. However, due to uncertainties as to law and fact, there can be no assurance that this will be the case. If the Transactions were deemed to result in an ownership change, the Company's ability to utilize NOLs would be subject to further restriction due to the imposition of a lower Section 382 Limitation than that resulting from the 1992 Restructuring. Furthermore, the Company believes that, in connection with the Transactions, certain 5-percent shareholders of the Company will increase their ownership of the Company's "stock" (as defined for purposes of section 382(g) of the Code) by approximately 40 percentage points, as such increases are measured for purposes of section 382(g) of the Code. This 40 percentage-point increase in turn will increase the risk that the Company will experience an ownership change in the future. A future ownership change could produce a
Section 382 Limitation lower than that resulting from the 1992 Restructuring.


ITEM 7. FINANCIAL STATEMENTS AND EXHIBITS

(a)      Financial Statements of AGPC


         Incorporated herein by reference from pages F-1 through F-4 of the Company's Registration Statement on Form S-3, File No. 33-51373.


(b)      Pro Forma Financial Information

         Incorporated herein by reference from pages F-5 through F-11 of the Company's Registration Statement on Form S-3, File No. 33-51373.

(c)      Exhibits


           *2.1    Agreement of Merger, dated as of July 28, 1993, by and among Santa Fe,
                   AGPC and the Company (filed as exhibit (c)(i) to the Company's Rule
                   13e-3 Transaction Statement, File No. 5-14102, as amended (the
                   "Schedule 13E-3"), and incorporated herein by reference)

           *3.1    Restated Certificate of Incorporation of the Company (filed as exhibit
                   4.1 to the Company's Registration Statement on Form S-3, File No. 33-
                   51373, and incorporated herein by reference)

           *3.2    Amended and Restated Bylaws of the Company, as amended as of December
                   14, 1993 (filed as exhibit 4.2 to the Company's Registration Statement on Form S-3, File No. 33-51373, and incorporated herein by reference)

           *4.1    Specimen certificate of the Common Stock of the Company (filed as exhibit 4.3 to the Company's Registration Statement on Form S-3, File
                   No. 33-51373, and incorporated herein by reference)

           *4.2    Restated Securities Purchase Agreement, dated as of December 14, 1993, by and between the Company and Prudential

           *4.3    Trust Agreement, dated as of December 14, 1993, by and between the
                   Company, Prudential and Liberty Bank and Trust Company of Oklahoma
                   City, N.A., as Trustee

          *10.1    Credit Agreement, dated as of December 14, 1993, by and between the
                   Company, Hadson Gas Systems, Inc., United LP Gas Corporation, Western
                   Natural Gas & Transmission Corp. and Bank of Montreal, individually and as Agent for the other Banks which may become a party thereto

          *10.2    Registration Rights Agreement, dated as of December 14, 1993, by and between the Company, Santa Fe and Prudential

          *10.3    Amendment to Employment Agreement, dated as of December 14, 1993, entered into between the Company and J. Michael Adcock

         **23.1    Consent of independent accountants regarding report on financial statements of AGPC Assets.





- ---------------
*        Previously filed.

**       Filed with this Report.

                                   SIGNATURE



         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has caused this Amendment to Report to be signed on its behalf by the undersigned hereunto duly authorized.




                                   HADSON CORPORATION (Registrant)





DATE: January 18, 1994             By:  /s/ Robert P. Capps

                                      -------------------------------------
                                            Robert P. Capps
                                            Executive Vice President, Chief
                                            Financial Officer and
                                            Treasurer

                                 EXHIBIT INDEX




                                                                                                          SEQUENTIALLY
        EXHIBIT                                                                                             NUMBERED
        NUMBER                                  DESCRIPTION OF EXHIBIT                                        PAGE
        ------                                  ----------------------                                    ------------
           *2.1      Agreement of Merger, dated as of July 28, 1993, by and among Santa Fe, AGPC and the Company (filed as exhibit (c)(i) to the Company's Rule 13e-3 Transaction
                     Statement, File No. 5-14102, as amended (the "Schedule 13E-3"), and incorporated herein by reference)

           *3.1      Restated Certificate of Incorporation of the Company (filed as exhibit 4.1 to the Company's Registration Statement on Form S-3, File No. 33-51373, and
                     incorporated herein by reference)

           *3.2      Amended and Restated Bylaws of the Company, as amended as of December 14, 1993
                     (filed as exhibit 4.2 to the Company's Registration Statement on Form S-3, File
                     No. 33-51373, and incorporated herein by reference)

           *4.1      Specimen certificate of the Common Stock of the Company (filed as exhibit 4.3 to the Company's Registration Statement on Form S-3, File No. 33-51373, and
                     incorporated herein by reference)

           *4.2      Restated Securities Purchase Agreement, dated as of December 14, 1993, by and between the Company and Prudential

           *4.3      Trust Agreement, dated as of December 14, 1993, by and between the Company,
                     Prudential and Liberty Bank and Trust Company of Oklahoma City, N.A., as Trustee

           *10.1     Credit Agreement, dated as of December 14, 1993, by and between the Company,
                     Hadson Gas Systems, Inc., United LP Gas Corporation, Western Natural Gas &
                     Transmission Corp. and Bank of Montreal, individually and as Agent for the other
                     Banks which may become a party thereto

           *10.2     Registration Rights Agreement, dated as of December 14, 1993, by and between the
                     Company, Santa Fe and Prudential

           *10.3     Amendment to Employment Agreement, dated as of December 14, 1993, entered into between the Company and J. Michael Adcock

           **23.1    Consent of independent accountants regarding report on financial statements of
                     AGPC Assets.


- ---------------
*        Previously filed.

**       Filed with this Report.